EXHIBIT 10.29

NOTE

New York, New York
$14,300,000	November 28, 2006

NOTE, dated as of November 28, 2006 (this Note), by GLENBOROUGH TIERRASANTA, LLC, a Delaware limited liability company (Borrower), having an address c/o Morgan Stanley, 1585 Broadway, 37th Floor, New York, New York 10036, in favor of GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an office at 60 Wall Street, 10th Floor, New York, New York 10005, (together with its successors and assigns, Lender).

WHEREAS, on the date hereof and pursuant to the terms of this Note and that certain Loan and Security Agreement (together with all amendments, replacements and supplements, the Loan Agreement), dated as of the date hereof, between Lender, as lender, and Borrower, as borrower, Lender has agreed to make a loan (the Loan) to Borrower in the principal amount of $14,300,000 (the Principal Amount); and

WHEREAS, Lender and Borrower intend these Recitals to be a material part of this Note.

NOW, THEREFORE, FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender the Principal Amount, together with interest from the date hereof and other fees, expenses and charges as provided in this Note.

1.	DEFINED TERMS.

a.	Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement (as defined below), unless otherwise expressly provided herein. All references to sections shall be deemed to be references to sections of this Note, unless otherwise indicated.

b.	The following terms shall have the meaning ascribed thereto:

Applicable Rate shall mean a rate equal to 5.617%.

Borrower shall have the meaning provided in the first paragraph hereof.

Default Rate shall mean a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) four percent (4%) above the Applicable Rate, adjusted from time to time as set forth herein.

Defeasance Collateral shall have the meaning set forth in the Loan Agreement.

Defeasance Event shall have the meaning set forth in the Loan Agreement.

Defeasance Lockout Period shall mean the period commencing on the date hereof and expiring on the earlier date to occur of (a) two years after (i) the “startup day,” within the meaning of Section 860G(a)(9) of the Code, of a “real estate mortgage investment conduit,” (REMIC) within the meaning of Section 860D of the Code, that holds this Note and the Security Instrument or (ii) if this Note is severed and such severed portions are included in REMICs that do not have the same “startup day,” the “startup day” of the REMIC in which the last of such severed portions is included, or (b) three (3) years after the funding of this Note occurs.

Interest Period shall mean each interest period commencing on the first calendar day of a calendar month and ending on (and including) the last calendar day of such calendar month; provided that the first Interest Period shall commence on the date hereof and end on November 30, 2006.

Lender shall have the meaning provided in the first paragraph hereof.

Liquidated Damages Amount shall have the meaning set forth in Section 4(d).

Loan Agreement shall have the meaning provided in the Recitals to this Note.

Maturity Date shall mean December 1, 2011 or such earlier date on which the final payment of principal of this Note becomes due and payable as provided in the Loan Agreement or this Note, whether at such stated maturity date, by declaration of acceleration, or otherwise.

Maturity Date Payment shall have the meaning set forth in Section 3(d).

Note shall have the meaning provided in the first paragraph hereof.

Payment Date shall be the first calendar day of each calendar month and if such day is not a Business Day, then the Business Day immediately following such day, commencing on January 1, 2007 and continuing to and including the Maturity Date. Interest due for the first Interest Period shall be paid at the closing of the Loan.

Prepayment Lockout Period shall mean the period from the date hereof to (but not including) the Prepayment Lockout Release Date, during which time no prepayment of the Loan shall be permitted, except as otherwise expressly set forth herein.

Prepayment Lockout Release Date shall mean June 1, 2011.

Prepayment Notice shall have the meaning provided in Section 4(a)(i).

Principal Amount shall have the meaning provided in the Recitals to this Note.

Scheduled Defeasance Payments shall have the meaning set forth in the Loan Agreement.

Treasury Rate shall mean, as of any Payment Date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent) of the yields of noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such Payment Date to the Maturity Date (and converted to a monthly equivalent yield), as determined by Lender on the basis of Federal Reserve Statistical Release H.I5 Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities or, if such publication is unavailable, such other recognized source of financial market information as shall be selected by Lender for the week prior to such Payment Date.

Yield Maintenance Premium shall mean the amount (if any) which, when added to the remaining Principal Amount of this Note that has not been subject to a prior Defeasance Event, will be sufficient to purchase Defeasance Collateral providing the required Scheduled Defeasance Payments allocated to this Note.

2.	INTEREST.

a.	Prior to the Maturity Date, interest shall accrue on the Principal Amount at a rate per annum equal to the Applicable Rate.

b.	From and after the Maturity Date and from and after the occurrence and during the continuance of any Event of Default, interest shall accrue on the Principal Amount at the Default Rate.

c.	Except as expressly set forth in the Loan Agreement to the contrary, interest shall accrue on all amounts advanced by Lender pursuant to the applicable provisions of the Loan Documents (other than the Principal Amount, which shall accrue interest in accordance with clauses (a) and (b) above) at the Default Rate.

d.	Interest, for any given Interest Period, shall be computed on the Principal Amount on the basis of a fraction, the denominator of which shall be 360 and the numerator of which shall be the actual number of days in the relevant Interest Period.

e.	The provisions of this Section 2 are subject in all events to the provisions of Section 2.2.4 of the Loan Agreement.

3.	PAYMENTS.

a.	On each Payment Date, Borrower shall pay to Lender interest accruing in arrears during the entire Interest Period ending immediately prior to the Payment Date, plus any past due interest accruing at the Default Rate following the occurrence and during the continuance of an Event of Default with respect to the applicable Interest Period.

b.	On the Maturity Date, Borrower shall repay in full the entire Principal Amount of this Note, together with all unpaid accrued interest on this Note and all other fees and sums then payable hereunder or under the Loan Documents (collectively, the Maturity Date Payment).

c.	All payments made by Borrower hereunder or under any of the Loan Documents shall be made on or before 2:00 p.m. New York City time. Any payments received after such time shall be credited to the next following Business Day.

d.	All amounts advanced by Lender pursuant to the Loan Documents, other than the Principal Amount, or other charges provided in the Loan Documents shall be due and payable as provided in the Loan Documents. In the event any such advance or charge is not so repaid by Borrower, Lender may, at its option, first apply any payments received under this Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents, and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

e.	Amounts due on this Note shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Lender or its agent or designee at the address set forth on the first page of this Note or at such other place as Lender or its agent or designee may from time to time designate in writing.

f.	All amounts due under this Note, including, without limitation, interest and the Principal Amount, shall be due and payable in lawful money of the United States.

g.	To the extent that Borrower makes a payment or Lender receives any payment or proceeds for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

4.	PREPAYMENTS. Except as permitted herein, the outstanding Principal Amount may not be prepaid in whole or hi part prior to the Maturity Date.

a.	Voluntary Prepayments. Borrower shall be entitled to make a prepayment of all or a portion of the Principal Amount on any Business Day occurring on or after the Prepayment Lockout Release Date, upon satisfaction of the following conditions:

i.	Borrower shall provide prior irrevocable written notice (the Prepayment Notice) to Lender specifying the proposed Business Day on which the prepayment is to be made, which date must be a Business Day, and shall be no earlier than twenty (20) days after the date of such Prepayment Notice and no later than sixty (60) days after the date of such Prepayment Notice (the date of a prepayment pursuant to this Section 4(a) and Section 4(b) below being the Prepayment Date). Notwithstanding the foregoing, Borrower may rescind such prepayment notice (or adjourn the proposed

Prepayment Date set forth in such notice for a period not to exceed 20 days) on not less than two (2) Business Days’ notice prior to the scheduled Prepayment Date, provided that Borrower shall reimburse Lender for the reasonable out-of-pocket expenses incurred by Lender in connection with such rescission.

ii.	Borrower shall comply with the provisions set forth in Section 4(c);

iii.	Defeasance. From and after expiration of the Defeasance Lockout Period and prior to the Prepayment Lockout Release Date, Borrower shall have the right to defease the Loan pursuant to the provisions of Section 2.3.4 of the Loan Agreement. In no event shall a prepayment of this Note in accordance with Section 4(a) or 4(c) constitute a Defeasance Event or trigger or result in any defeasance liability or the obligation of Borrower to meet any defeasance requirements under this Note or the other Loan Documents.

b.	Mandatory Prepayments. On the next occurring Payment Date following the date on which Borrower actually receives any Proceeds, if Lender is not obligated under the Loan Agreement to make such Proceeds available to Borrower for the restoration of the Property, (1) Borrower shall prepay the outstanding principal balance of this Note in an amount equal to one hundred percent (100%) of such Proceeds actually received by Borrower and (2) Borrower shall comply with the provisions set forth in Section 4(c) below.

c.	Payments in Connection with a Prepayment.

i.	On the date on which a prepayment, voluntary or mandatory, is made under this Note or as required under the Loan Agreement, which date must be a Business Day, Borrower shall pay to Lender the entire portion of the Principal Amount so prepaid together with all unpaid interest on the portion of the Principal Amount prepaid, such unpaid interest calculated through the end of the Interest Period during which such prepayment is made (unless such prepayment is made on a Payment Date, in such event interest shall be calculated through such Payment Date).

ii.	On the Prepayment Date, Borrower shall pay to Lender all sums then due, without limitation, under this Note, the Loan Agreement, the Security Instrument, and the other Loan Documents; and

iii.	Borrower shall pay all reasonable costs and expenses of Lender incurred in connection with the prepayment (including without limitation, any costs and expenses associated with a release or assignment of the Lien of the related Security Instrument as set forth in Section 2.3.3 of the Loan Agreement and reasonable attorneys’ fees and expenses).

d.	LIQUIDATED DAMAGES AMOUNT. IF FOLLOWING THE ACCELERATION OF THE NOTE BY LENDER AFTER THE OCCURRENCE

OF AN EVENT OF DEFAULT, ALL OR ANY PART OF THE LOAN IS REPAID DURING THE PREPAYMENT LOCKOUT PERIOD FOR ANY REASON EXCLUDING A MANDATORY PREPAYMENT IN CONNECTION WITH THE APPLICATION OF PROCEEDS FOLLOWING A CASUALTY OR CONDEMNATION, THEN BORROWER SHALL PAY TO LENDER, AS LIQUIDATED DAMAGES AND NOT AS A PENALTY, AND IN ADDITION TO ANY AND ALL OTHER SUMS AND FEES PAYABLE UNDER THIS NOTE AND THE OTHER LOAN DOCUMENTS, AN AMOUNT EQUAL TO THE GREATER OF (A) FIVE PERCENT (5%) OF THE PRINCIPAL AMOUNT BEING REPAID AND (B) THE YIELD MAINTENANCE PREMIUM (THE LIQUIDATED DAMAGES AMOUNT).

5.	MISCELLANEOUS.

a.	Waiver. Borrower and all endorsers, sureties and guarantors hereby jointly and severally waive all applicable exemption rights, valuation and appraisement, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and, except as otherwise expressly provided in the Loan Documents, all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. Borrower and all endorsers, sureties and guarantors consent to any and all extensions of tune, renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note and to the release of the collateral securing this Note or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability under this Note.

b.	Non-Recourse. Recourse with respect to any claims arising under or in connection with this Note shall be limited to the extent provided in Sections 18.1 and 18.2 of the Loan Agreement and the terms, covenants and conditions of Sections 18.1 and 18.2 of the Loan Agreement are hereby incorporated by reference as if fully set forth in this Note.

c.	Note Secured. This Note and all obligations of Borrower hereunder are secured by the Loan Agreement, the Security Instrument and the other Loan Documents.

d.	Notices. Any notice, election, request or demand which by any provision of this Note is required or permitted to be given or served hereunder shall be given or served in the manner required for the delivery of notices pursuant to the Loan Agreement.

e.	Entire Agreement. This Note, together with the other Loan Documents, constitutes the entire and final agreement between Borrower and Lender with respect to the subject matter hereof and thereof and may only be changed, amended, modified or waived by an instrument in writing signed by Borrower and Lender.

f.	No Waiver. No waiver of any term or condition of this Note, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given. No notice to, or demand on, Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

g.	Successors and Assigns. This Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns. Upon any endorsement, assignment, or other transfer of this Note by Lender or by operation of law, the term “Lender,” as used herein, shall mean such endorsee, assignee, or other transferee or successor to Lender then becoming the holder of this Note. The term “Borrower” as used herein shall include the respective successors and assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Borrower, if any.

h	Captions. All paragraph, section, exhibit and schedule headings and captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Note.

i.	Counterparts. This Note may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one binding Note.

j.	Severability. The provisions of this Note are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Note.

k.	GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. BORROWER AND LENDER (BY ACCEPTING THIS NOTE) EACH AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT IN ANY SUCH SUIT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER OR LENDER, AS APPLICABLE, IN THE MANNER AND AT THE ADDRESS SPECIFIED FOR NOTICES IN THE LOAN AGREEMENT. EACH OF BORROWER AND LENDER (BY ACCEPTING THIS NOTE) HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT IN ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

l.	JURY TRIAL WAIVER. EACH OF BORROWER AND LENDER (BY ACCEPTING THIS NOTE) AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS NOTE, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION HEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF BORROWER AND LENDER (BY ACCEPTING THIS NOTE) HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. EACH OF BORROWER AND LENDER (BY ACCEPTING THIS NOTE) ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

m.	Counterclaims and Other Actions. Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender on this Note, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Note and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

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IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered as of the day and year first above written.

BORROWER:

GLENBOROUGH TIERRASANTA, LLC, a Delaware limited liability company

By:
Name: Andrew Batinovich Title: Authorized Signatory

Note – Tierrasanta